EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020
BUFFALO, NY, July 30, 2019 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2020 first quarter, which ended June 30, 2019.
First Quarter Highlights (compared with prior-year period)

•	Blueprint for Growth strategy delivering margin expansion and stronger earnings power

•	Gross margin reached record 35.5%, while strong operating leverage drove operating margin to 12.7%

•	Net income for the quarter increased 141% to $18.6 million; adjusted earnings per diluted share of $0.81 increased nearly 10%

•	Achieved record adjusted EBITDA margin of 16.7%, up 100 basis points from previous record set in fiscal 2019 first quarter

•	Return on invested capital (ROIC) expanded to 11.5%
Mark Morelli, President and CEO of Columbus McKinnon, commented, “Our Blueprint for Growth strategy continues to demonstrate value as we delivered stronger margins and growth in earnings on modest organic revenue growth of 2%. We had record gross margin of 35.5% and operating margin of 12.7%. In fact, our results are readily identifiable, as follows:

•	Our 80/20 Process of simplification provided approximately $3.4 million in operating profit and remains on track to deliver $10 million for fiscal 2020.

•
Also, the quarter benefited from our actions to simplify the business by divesting non-core businesses that diluted earnings. Operating income improved 30 basis points by divesting $11.1 million in low margin, non-core revenue.

•	Operational Excellence provided $0.5 million in savings from the consolidation of our Ohio facilities, as well.
These initiatives led to record adjusted EBITDA margin and improved ROIC. We believe this further validates that our strategy is the right one to create a better business model with improved earnings power and positions us for growth.”

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

He concluded, “We are doubling down on Phase II of our strategy at Columbus McKinnon by advancing our 80/20 Process throughout the organization. This is the centerpiece of our operating system that eliminates “bleeders” and sharpens our focus on growth. We remain excited about our ability to continue to strengthen our financial performance as we further transform into an industrial technology company.”
First Quarter Fiscal 2020 Sales

($ in millions)	Q1 FY 20	Q1 FY 19	Change	% Change
Net sales	$212.7	$225.0	$(12.3)	(5.5)%

U.S. sales	$116.7	$119.8	$(3.1)	(2.6)%
% of total	55%	53%
Non-U.S. sales	$96.0	$105.2	$(9.2)	(8.7)%
% of total	45%	47%
Adjusting for $11.1 million of sales from divestitures from the prior-year period and the $5.1 million negative impact of foreign currency translation, price improvement and volume increases resulted in 1.8% growth in sales. U.S. sales, adjusted for divestitures, were up $2.8 million, or 2.5%, primarily from price improvement, while sales outside the U.S. also adjusted for foreign currency translation were up 1.1%.
First Quarter Fiscal 2020 Operating Results

($ in millions)	Q1 FY 20	Q1 FY 19	Change	% Change
Gross profit	$75.6	$79.6	$(4.0)	(5.1)%
Gross margin	35.5%	35.4%	10 bps
Income from operations	$27.0	$13.5	$13.5	100.3%
Operating margin	12.7%	6.0%	670 bps
Net income	$18.6	$7.7	$10.9	141.1%
Diluted EPS	$0.78	$0.33	$0.45	136.4%
Adjusted EBITDA *	$35.5	$35.3	$0.2	0.4%
Adjusted EBITDA margin	16.7%	15.7%	100 bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income (loss).
Gross profit and gross margin reflect a shift in mix during the quarter, while pricing more than offset material cost inflation and tariffs. For more information on changes in gross profit, please see the table on page 7 of this release. Adjusted income from operations was $28.1 million, up $1.6 million, or 6.0%, over the first quarter of fiscal 2019. Adjusted operating margin expanded 140 basis points from the impact of the 80/20 Process and lower selling expenses. Please see the reconciliation of GAAP income from operations to adjusted income from operations on page 10 of this release.
Adjusted net income for the quarter was $19.3 million, or $0.81 per diluted share, compared with $17.5 million, or $0.74 per diluted share, in the prior-year period. Adjusted EBITDA margin was 16.7%. Please see the reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share on page 11 of this release.

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

Second Quarter Fiscal 2020 Outlook
While recent industrial market weakness is well reported, the Company believes that its Blueprint for Growth strategy is offsetting these headwinds. In addition, simplification and operational excellence are expected to drive margin expansion and operating leverage. The Company expects revenue in the second quarter of fiscal year 2020 to be unchanged to slightly improved over the prior-year period. Second quarter fiscal year 2019 revenue adjusted for divestitures and foreign currency translation at current rates was $206 million.
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast Tuesday, July 30 at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at www.cmworks.com/investors. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at www.cmworks.com/investors. To listen to the archived call, dial 412-317-6671 and enter the passcode 13692055. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Tuesday, August 6, 2019. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the success of the Company’s efforts to Ramp the Growth Engine, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	June 30, 2019	June 30, 2018	Change
Net sales	$212,712	$224,992	(5.5)%
Cost of products sold	137,100	145,345	(5.7)%
Gross profit	75,612	79,647	(5.1)%
Gross profit margin	35.5%	35.4%
Selling expenses	22,755	25,567	(11.0)%
% of net sales	10.7%	11.4%
General and administrative expenses	19,600	21,826	(10.2)%
% of net sales	9.2%	9.7%
Research and development expenses	2,792	3,748	(25.5)%
% of net sales	1.3%	1.7%
Net loss on sales of businesses, including impairment	169	11,100	(98.5)%
Amortization of intangibles	3,253	3,903	(16.7)%
Income from operations	27,043	13,503	100.3%
Operating margin	12.7%	6.0%
Interest and debt expense	3,852	4,607	(16.4)%
Investment (income) loss, net	(302)	(268)	12.7%
Foreign currency exchange (gain) loss	(410)	(276)	48.6%
Other (income) expense, net	162	(40)	NM
Income before income tax expense	23,741	9,480	150.4%
Income tax expense	5,162	1,774	191.0%
Net income	$18,579	$7,706	141.1%

Average basic shares outstanding	23,431	23,115	1.4%
Basic income per share	$0.79	$0.33	139.4%

Average diluted shares outstanding	23,777	23,610	0.7%
Diluted income per share	$0.78	$0.33	136.4%

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2019	March 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,716	$71,093
Trade accounts receivable	135,488	129,157
Inventories	150,968	146,263
Prepaid expenses and other	15,885	16,075
Total current assets	358,057	362,588

Property, plant, and equipment, net	85,085	87,303
Goodwill	325,301	322,816
Other intangibles, net	231,510	232,940
Marketable securities	7,575	7,028
Deferred taxes on income	27,248	27,707
Other assets	55,696	21,189
Total assets	$1,090,472	$1,061,571

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$40,235	$46,974
Accrued liabilities	99,752	99,304
Current portion of long-term debt	65,000	65,000
Total current liabilities	204,987	211,278

Term loan and revolving credit facility	225,844	235,320
Other non-current liabilities	207,348	183,814
Total liabilities	638,179	630,412

Shareholders’ equity:
Common stock	235	234
Additional paid-in capital	279,534	277,518
Retained earnings	255,038	236,459
Accumulated other comprehensive loss	(82,514)	(83,052)
Total shareholders’ equity	452,293	431,159
Total liabilities and shareholders’ equity	$1,090,472	$1,061,571

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Three Months Ended
	June 30, 2019	June 30, 2018
Operating activities:
Net income	$18,579	$7,706
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	7,403	8,832
Deferred income taxes and related valuation allowance	415	(2,084)
Net loss (gain) on sale of real estate, investments, and other	(268)	(16)
Stock based compensation	1,556	1,335
Amortization of deferred financing costs and discount on debt	665	665
Net loss on sales of businesses, including impairment	169	11,100
Non-cash lease expense	1,952	—
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	(5,827)	(5,553)
Inventories	(3,879)	(8,088)
Prepaid expenses and other	(1,755)	(296)
Other assets	107	374
Trade accounts payable	(6,800)	(2,488)
Accrued liabilities	(6,322)	(2,684)
Non-current liabilities	(8,155)	(685)
Net cash provided by (used for) operating activities	(2,160)	8,118

Investing activities:
Proceeds from sales of marketable securities	636	260
Purchases of marketable securities	(1,039)	(150)
Capital expenditures	(1,854)	(2,338)
Proceeds from sale of equipment and real estate	51	176
Net payment related to the sales of businesses	(214)	—
Net cash provided by (used for) investing activities	(2,420)	(2,052)

Financing activities:
Proceeds from the issuance of common stock	980	3,641
Repayment of debt	(10,000)	(10,000)
Payment of dividends	(1,404)	(1,153)
Other	(518)	(550)
Net cash provided by (used for) financing activities	(10,942)	(8,062)

Effect of exchange rate changes on cash	145	(3,894)

Net change in cash and cash equivalents	(15,377)	(5,890)
Cash, cash equivalents, and restricted cash at beginning of year	71,343	63,565
Cash, cash equivalents, and restricted cash at end of period	$55,966	$57,675

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

COLUMBUS McKINNON CORPORATION
Q1 FY 2020 Sales Bridge

	Quarter
($ in millions)	$ Change	% Change
Fiscal 2019 Sales	$225.0
Divestitures	(11.1)
Fiscal 2019 Sales adjusted for divestitures	$213.9

Volume	0.1	0.1%
Pricing	3.8	1.8%
Foreign currency translation	(5.1)	(2.4)%
Total change adjusted for divestitures	$(1.2)	(0.5)%
Fiscal 2020 Sales	$212.7

COLUMBUS McKINNON CORPORATION
Q1 FY 2020 Gross Profit Bridge

($ in millions)	Quarter
Fiscal 2019 Gross Profit	$79.6
Pricing, net of material cost inflation	2.5
Insurance settlement	0.3
Prior year STAHL integration costs	0.3
Productivity, net of other cost changes	0.2
Ohio plant closure	(0.5)
Tariffs	(0.6)
Foreign currency translation	(1.6)
Divestitures	(1.8)
Sales volume and mix	(2.8)
Total change	$(4.0)
Fiscal 2020 Gross Profit	$75.6

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	June 30, 2019		March 31, 2019		June 30, 2018
($ in millions)
Backlog	$148.2		$161.5		$163.9
Backlog excluding divestitures	$148.2		$161.5		$156.3
Long-term backlog (expected to ship beyond 3 months)	$53.9		$61.7		$54.2
Long-term backlog as % of total backlog	36.4%		38.2%		33.1%

Trade accounts receivable
Days sales outstanding (1)	58.0	days	55.5	days	52.5	days

Inventory turns per year (1)
(based on cost of products sold)	3.6	turns	3.7	turns	3.7	turns
Days' inventory (1)	100.6	days	97.6	days	98.6	days

Trade accounts payable
Days payables outstanding (1)	26.7	days	31.3	days	27.2	days

Working capital as a % of sales (1), (2)	19.3%		17.2%		19.4%

Debt to total capitalization percentage	39.1%		41.1%		46.3%

Debt, net of cash, to net total capitalization	34.2%		34.7%		42.0%
(1) March 31, 2019 figures exclude the Tire Shredder business, which was divested on December 28, 2018, and Crane Equipment & Service, Inc. and Stahlhammer Bommern GmbH, each of which were divested on February 28, 2019.
(2) June 30, 2019 and March 31, 2019 figures exclude the Tire Shredder business, which was divested on December 28, 2018, and Crane Equipment & Service, Inc. and Stahlhammer Bommern GmbH, each of which were divested on February 28, 2019.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 20	63	63	61	64	251

FY 19	64	63	60	63	250

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin
($ in thousands, except per share data)

	Three Months Ended June 30,
	2019	2018
Gross profit	$75,612	$79,647
Add back (deduct):
Ohio plant closure	506	—
China plant closure	—	—
STAHL integration costs	—	286
Insurance settlement	(290)	—
Non-GAAP adjusted gross profit	$75,828	$79,933

Sales	$212,712	$224,992
Adjusted gross margin	35.6%	35.5%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended June 30,
	2019	2018
Income from operations	$27,043	$13,503
Add back (deduct):
China plant closure	521	—
Ohio plant closure	506	—
Net loss on sales of businesses, including impairment	169	11,100
Insurance recovery legal costs	139	—
Insurance settlement	(290)	—
STAHL integration costs	—	1,906
Non-GAAP adjusted income from operations	$28,088	$26,509

Sales	$212,712	$224,992
Adjusted operating margin	13.2%	11.8%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended June 30,
	2019	2018
Net income	$18,579	$7,706
Add back (deduct):
China plant closure	521	—
Ohio plant closure	506	—
Net loss on sales of businesses, including impairment	169	11,100
Insurance recovery legal costs	139	—
Insurance settlement	(290)	—
STAHL integration costs	—	1,906
Normalize tax rate to 22% (1)	(291)	(3,173)
Non-GAAP adjusted net income	$19,333	$17,539

Average diluted shares outstanding	23,777	23,610

Diluted income per share - GAAP	$0.78	$0.33

Diluted income per share - Non-GAAP	$0.81	$0.74
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Delivered Record Operating Income in First Quarter Fiscal Year 2020

July 30, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended June 30,
	2019	2018
Net income	$18,579	$7,706
Add back (deduct):
Income tax expense	5,162	1,774
Interest and debt expense	3,852	4,607
Investment loss (income)	(302)	(268)
Foreign currency exchange (gain) loss	(410)	(276)
Other (income) expense, net	162	(40)
Depreciation and amortization expense	7,403	8,832
China plant closure	521	—
Ohio plant closure	506	—
Net loss on sales of businesses, including impairment	169	11,100
Insurance recovery legal costs	139	—
Insurance settlement	(290)	—
STAHL integration costs	—	1,906
Non-GAAP adjusted EBITDA	$35,491	$35,341

Sales	$212,712	$224,992
Adjusted EBITDA margin	16.7%	15.7%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.